Exhibit 99.1

Deloitte	Deloitte & Touche LLP
Two Hilton Court
Parsippany, NJ 07054-0319
USA

Tel: +1 973 683 7000
Fax: +1 973 683 7459
www.deloitte.com

INDEPENDENT AUDITORS’ REPORT

Board of Directors

Pantone, Inc.

We have audited the accompanying combined balance sheet of Pantone, Inc. and Affiliates (the “Company”) as of December 31, 2006, and the related combined statements of income and retained earnings, and cash flows for the year then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe our audit provides a reasonable basis for our opinion.

In our opinion, such combined financial statements present fairly, in all material respects, the combined financial position of the Company at December 31, 2006, and the combined results of its operations and its combined cash flows for the year ended in conformity with accounting principles generally accepted in the United States of America.

/s/ Deloitte & Touche LLP

March 28, 2007

Member of
Deloitte Touche Tohmatsu

PANTONE, INC. AND AFFILIATES

COMBINED BALANCE SHEET

DECEMBER 31, 2006

ASSETS

CURRENT ASSETS:
Cash	$446,983
Accounts receivable (net of allowance of $80,511)	5,456,653
Royalties receivable	434,805
Inventories, net	8,232,251
Prepaid state income taxes	36,320
Deferred taxes	2,787
Prepaid expenses and other	751,849

Total current assets	15,361,648

PROPERTY AND EQUIPMENT - At cost:
Machinery and equipment	6,077,357
Furniture and fixtures	1,700,627
Leasehold improvements	1,363,871

9,141,855
Less accumulated depreciation and amortization	(7,273,990)

1,867,865

OTHER ASSETS	459,079

TOTAL	$17,688,592

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES:
Borrowings under revolving line of credit	$3,590,000
Accounts payable	3,726,585
Accrued expenses	1,889,039
Current maturities of capital leases	80,476

Total current liabilities	9,286,100

COMMITMENTS (Note 9)

STOCKHOLDERS’ EQUITY:
Common stock	10,733
Capital in excess of par value	1,524,261
Retained earnings	6,867,498

Total stockholders’ equity	8,402,492

TOTAL	$17,688,592

See notes to combined financial statements.

PANTONE, INC. AND AFFILIATES

COMBINED STATEMENT OF INCOME AND RETAINED EARNINGS

YEAR ENDED DECEMBER 31, 2006

REVENUES:
Net sales	$37,299,956
Royalties	5,193,420

Total revenues	42,493,376

COSTS AND EXPENSES:
Cost of sales	15,240,114
Selling expenses	11,996,504
General and administrative expenses	11,540,247

Total costs and expenses	38,776,865

INCOME FROM OPERATIONS	3,716,511

INTEREST EXPENSE	261,802

INCOME BEFORE STATE INCOME TAXES	3,454,709

STATE INCOME TAXES	44,181

NET INCOME	3,410,528

RETAINED EARNINGS - Beginning of year	6,777,120

DISTRIBUTIONS	(3,320,150)

RETAINED EARNINGS - End of year	$6,867,498

See notes to combined financial statements.

PANTONE, INC. AND AFFILIATES

COMBINED STATEMENT OF CASH FLOWS

YEAR ENDED DECEMBER 31, 2006

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$3,410,528
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	710,685
Loss on sale of fixed assets	14,624
Deferred taxes	(1,005)
Provision for doubtful accounts	6,200
(Increase) decrease in assets:
Accounts receivable	(1,879,735)
Royalties receivable	20,333
Inventories	(222,935)
Prepaid state income taxes	(36,320)
Prepaid expenses and other current assets	(116,945)
Other assets	81,218
Increase (decrease) in liabilities:
Accounts payable	1,030,533
Accrued expenses	289,987
State income taxes payable	(14,937)

Net cash provided by operating activities	3,292,231

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(395,620)
Proceeds from sale of assets	28,200
Investment in Pantone Japan, Inc.	25,568
Copyrights and trademarks	(49,958)

Net cash used in investing activities	(391,810)

CASH FLOWS FROM FINANCING ACTIVITIES:
Borrowings (repayments) under revolving line of credit - net	980,000
Payment of notes payable	(33,786)
Repayments under capital lease obligations	(170,157)
(Decrease) increase in bank overdrafts - net	(220,004)
Cash distributions to stockholder	(3,320,150)

Net cash used in financing activities	(2,764,097)

NET INCREASE (DECREASE) IN CASH	136,324

CASH-Beginning of year	310,659

CASH-End of year	$446,983

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
Cash paid during the year for:
Interest	$252,519

State income taxes	$101,826

See notes to combined financial statements.

PANTONE, INC. AND AFFILIATES

NOTES TO COMBINED FINANCIAL STATEMENTS

YEAR ENDED DECEMBER 31, 2006

1.	DESCRIPTION OF BUSINESS AND SUMMARY OF ACCOUNTING POLICIES

Pantone, Inc. is a leading developer and marketer of products for the accurate communication and reproduction of color, servicing worldwide customers in a variety of industries including graphic arts, textiles, digital technology, plastics and paint.

Principles of Combination-The accompanying combined financial statements include the accounts of Pantone, Inc. (the “Company”), Pantone U.K., Inc., Pantone Asia, Inc., Pantone Germany, Inc. and Pantone Japan, Inc. (the “Companies”), which are under common control. All intercompany transactions have been eliminated.

Revenue Recognition-The Company recognizes revenue from product sales at the time the products are shipped and when substantially all of the risk and rewards have transferred to the customer. The Company also receives revenue from customers under numerous royalty agreements. Royalty revenue is recognized when a royalty agreement is in effect, the product has been shipped, the royalty fee is fixed or determinable, and collectibility is reasonably assured. If the fee is not fixed or determinable, revenue is recognized as payments are received from the customer.

Shipping and Handling Fees and Costs-The Company typically charges customers for shipping and handling fees and costs. Such fees are included in net sales and were $607,848 in 2006, related costs are recorded within costs of sales.

Inventories-Inventories are stated at the lower of cost or market. Cost is determined using the first-in, first-out and specific identification methods.

Depreciation and Amortization-Depreciation of property and equipment is provided by the straight-line method over the estimated useful lives of the assets ranging from five to seven years. Leasehold improvements are amortized over the shorter of the economic useful life of the asset or the lease term. Depreciation and amortization expense for property and equipment, including equipment held under capital leases, amounted to $657,321 in 2006.

Copyrights and Trademarks-The cost of copyrights and trademarks are included in other assets. These costs are amortized over 10 years using the straight-line method.

Income Taxes-The Companies have elected to be taxed under the S Corporation provisions of the Internal Revenue Code and the State of New Jersey. All Federal income taxes and most state income taxes on net earnings are payable personally by the Companies’ stockholder. The applicable statutory New Jersey state income tax rate was 0.67% for 2006.

Accounting Estimates-The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the recognition of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Reclassifications-Certain reclassifications have been made to prior year financial statements to conform to the current year presentation.

Recent Accounting Pronouncements

FASB Statement No. 157 (September 2006), Fair Value Measurements - This statement defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles (GAAP), and expands disclosures about fair value measurements. The changes to current practice resulting from the application of this statement relate to the definition of fair value. This statement emphasizes that fair value is a market-based measurement not an entity-specific measurement. Therefore, a fair value measurement should be determined based on the assumptions that market participants would use in pricing the asset or liability. This statement is effective for fiscal years beginning after November 15, 2007. The adoption of this accounting pronouncement is not expected to have a material effect on the Company’s combined financial statements.

FASB Interpretation No.48 (July 2006) Accounting for Uncertainty in Income Taxes of FASB Statement 109 - This interpretation is effective for fiscal years beginning after December 15, 2006. FIN 48 clarifies the accounting for uncertainty in income taxes recognized in an enterprises financial statements in accordance with SFAS 109, Accounting for Income Taxes. FIN 48 requires that all tax positions be evaluated using a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. Differences between tax positions taken in a tax return and amounts recognized in the financial statements are recorded as adjustments to income taxes payable or receivable, or adjustments to deferred taxes, or both. FIN 48 also requires expanded disclosure at the end of each annual reporting period including a tabular reconciliation or unrecognized tax benefits. In accordance with FIN 48, the Company will report the difference between the net amount of assets and liabilities recognized in the balance sheet prior to and after the application of FIN No. 48 as a cumulative effect adjustment to the opening balance of retained earnings. The adoption of this accounting pronouncement is not expected to have a material effect on the Company’s combined financial statements.

FASB Statement No. 159 (February 2007), Fair Value Options for Financial Assets and Financial Liabilities - This statement permits an entity to measure certain financial assets and financial liabilities at fair value. The objective of SFAS No. 159 is to improve financial reporting by allowing entities to mitigate volatility in reported earnings cause by the measurement of related assets and liabilities using different attributes, without having to apply complex hedge accounting provisions. Under SFAS 159, entities that elect the fair value option (by instrument) will report unrealized gains and losses in earnings at each subsequent reporting date. The fair value option election is irrevocable, unless a new election date occurs. SFAS 159 establishes presentation and disclosure requirement to help financial statement users understand the effect of the entity’s election on its earnings, but does not eliminate disclosure requirements of other accounting standards. Assets and liabilities that are measured at fair value must be displayed on the face of the balance sheet. This statement is effected for fiscal years beginning after November 15, 2007. The adoption of this accounting pronouncement is not expected to have a material effect on the Company’s combined financial statements.

2.	INVENTORIES

Inventories at December 31, 2006 consist of the following:

Raw materials	$258,584
Work in process	6,965,033
Finished goods	1,008,634

$8,232,251

The above are presented net of inventory reserve of $98,200.

3.	OTHER ASSETS

Other assets at December 31, 2006 consist of the following:

Copyrights and trademarks	$1,054,549
Less accumulated amortization	(699,233)
Security deposits	103,763

$459,079

Amortization expense on copyrights and trademarks for each of the next five years is as follows:

Years Ending December 31
2007	$52,241
2008	49,392
2009	47,107
2010	45,275
2011	43,300

Amortization expense for 2006 was $53,364.

4.	LINE OF CREDIT AND CAPITAL LEASE BORROWINGS

Line of credit and capital lease borrowings at December 31, 2006 consist of the following:

Revolving line of credit	$3,590,000
Obligations under capital leases	80,476

3,670,476
Less current maturities	3,670,476

$—

At December 31, 2006, the Company has available a $6,000,000 Secured Demand Line of Credit (“Line of Credit”) and a $1,000,000 Secured Demand Equipment Note (“Equipment Note”) with a bank, which both are presented on the balance sheet as the revolving line of credit. The secured line of credit and secured demand equipment note are both guaranteed by a 98% shareholder of the Company.

Borrowing outstanding under the Line of Credit bears interest at a floating annual rate equal to prime on the amount outstanding and is payable upon demand. At December 31, 2006, the interest rate applicable to the outstanding balance was 8.25%. During 2006 the weighted average borrowings were $2,708,750 and the weighted average interest rate was 7.948%.

Beginning August 2004, borrowings outstanding under the Equipment Note (shown under revolving line of credit above) bear interest at a rate equal to 90-day Libor plus 200 basis points, and notwithstanding its demand nature, will reduce by $50,000 each quarter beginning December 31, 2004, and continuing until it has been reduced to $0 on September 30, 2009. At December 31, 2006, the interest rate applicable to the outstanding balance was 7.37%.

5.	NOTE PAYABLE

During 2005, the company obtained a loan to purchase an automobile in the amount of $57,636, the term of the loan is for 29 months, bears interest at 5% and is collateralized by the asset. During October 2006 the automobile was sold for a loss of approximately $11,500, and the note was paid in full at the time.

6.	INCOME TAXES

The 2006 provision for income state taxes consists of the following:

Current	$45,186
Deferred	(1,005)

$44,181

Deferred income taxes reflect the net tax effect of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. At December 31, 2006, deferred tax assets amounted to $2,787 and relate primarily to certain reserves not deductible for tax purposes. At December 31, 2006 deferred tax liabilities amounted to $0 and relate to the difference between the book and tax basis of property and equipment. The Company has Net Operating Losses in foreign countries of approximately $1,246,000 for 2006, the Company has a full valuation allowance for all deferred tax assets arising from these Net Operating Losses as management does not believe that it is more likely than not, that such deferred tax assets will be realized due to the uncertainty of the Company to predict future taxable income.

7.	CONCENTRATIONS OF CREDIT RISK

Concentrations of credit risk with respect to customer receivables are limited due to the number of entities comprising the Company’s customer base and their dispersion across different industries and geographic areas.

At December 31, 2006, no individual customer comprised 10% of product revenue. Royalties from one customer under a trademark license amounted to approximately $640,000 in 2006. There were no royalty amounts due from this customer at December 31, 2006.

8.	EMPLOYEE BENEFIT PLANS

The Company has a Safe Harbor Profit Sharing Plan available to all nonunion employees. Employees may contribute to the plan up to 20% of their salary with a maximum of $15,000 in 2006. The Company makes a minimum contribution of 4% based on a percentage of each employee’s contribution, up to certain maximums, as defined in the “safe harbor” 401(k) plan. The Company’s minimum contributions for the year ended December 31, 2006 were approximately $305,000. The plan also provides for lump-sum discretionary contributions. There were no discretionary contributions for the year ended December 31, 2006.

The Company also makes contributions to a multiemployer defined contribution pension plan for employees covered by union agreements based on a percentage of salaries. Contributions to this plan for the year ended December 31, 2006 amounted to approximately $30,020.

9.	COMMITMENTS

The Companies lease office and warehouse facilities under operating leases. The Companies also lease certain equipment under capital leases. At December 31, 2006, equipment held under capital leases included in property and equipment had a cost of $850,000 and accumulated depreciation of $597,024.

The future minimum obligations under such leases in effect at December 31, 2006, consist of the following:

Year Ending	Operating Leases	Capital Leases
2007	$1,088,122	$80,710
2008	861,510	—
2009	820,253	—
2010	767,821	—
2011	773,623	—

	$4,311,329	80,710

Less amount representing interest		234

Present value of net minimum capital payments		80,476

Less current portion		80,476

		$—

Rental expense relating to operating leases amounted to $1,281,388 in 2006.

In February 2006, the Company and Product Lounge entered into a Settlement Agreement, whereby, among other things, the Company agreed to pay to Product Lounge a total of $400,000 through 2007 and certain royalties on certain products and under certain license agreements in the future. This settlement came as a result of a dispute regarding their respective rights, obligations and performance under and in connection with the Representation Agreement dated December 11, 2003. The parties further released legal claims against each other. The Company accrued the $400,000 settlement amount as of December 31, 2005.

10.	COMMON STOCK

In December 1998, the Company and its sole stockholder adopted a plan of recapitalization pursuant to which two new classes of common stock of the Company were authorized: (i) 100,000 shares of Class A voting common stock, no par value; and (ii) 2,000,000 shares of Class B nonvoting common stock. The stockholder exchanged all of his shares of common stock for 100,000 shares of Class A voting common stock and 2,000,000 shares of Class B nonvoting common stock. During 2006, a related company was formed, Pantone Japan, Inc. The same stockholder also owns all of the shares of common stock of Pantone U.K. Inc., Pantone Asia, Inc., Pantone Germany, Inc. and Pantone Japan, Inc.

Common stock of the Companies at December 31, 2006 is summarized as follows:

	Shares
	Authorized	Issued and Outstanding	Amount
Pantone, Inc. (no par value):
Class A voting	100,000	100,000	$262
Class B nonvoting	2,000,000	2,000,000	4,971
Pantone U.K., Inc. (no par value)	10,000	1,000	1,500
Pantone Asia, Inc. (no par value)	10,000	100	1,000
Pantone Germany, Inc. (no par value)	1,500	1,500	1,500
Pantone Japan, Inc. (no par value)	100	100	1,500

			$10,733

11.	RELATED PARTY TRANSACTION

In November 2005 the Company loaned to one of its shareholders $25,000. The note is non-interest bearing and is being repaid $400 every two weeks. The note was paid in full during 2006.

PANTONE, INC. AND AFFILIATES

UNAUDITED CONDENSED COMBINED BALANCE SHEET

SEPTEMBER 30, 2007

ASSETS

CURRENT ASSETS:
Cash	$136,854
Accounts receivable (net of allowance of $43,913)	6,721,670
Royalties receivable	550,120
Inventories, net	10,700,412
Prepaid state income taxes	36,320
Deferred taxes	2,787
Prepaid expenses and other current assets	931,343

Total current assets	19,079,506

PROPERTY AND EQUIPMENT, net	1,721,779

OTHER ASSETS	477,430

TOTAL	$21,278,715

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES:
Borrowings under revolving line of credit	$4,825,000
Accounts payable	3,416,547
Accrued expenses	3,295,030
State income taxes payable	4,575

Total current liabilities	11,541,152

STOCKHOLDERS’ EQUITY:
Common stock	10,733
Capital in excess of par value	1,524,262
Retained earnings	8,202,568

Total stockholders’ equity	9,737,563

TOTAL	$21,278,715

See notes to unaudited condensed combined financial statements.

PANTONE, INC. AND AFFILIATES

UNAUDITED CONDENSED COMBINED STATEMENTS

OF INCOME AND RETAINED EARNINGS

NINE MONTHS ENDED SEPTEMBER 30, 2007 AND 2006

	2007	2006
REVENUES:
Net sales	$30,625,583	$28,373,634
Royalties	3,860,852	3,934,952

Total revenues	34,486,435	32,308,586

COSTS AND EXPENSES:
Cost of sales	13,024,276	11,107,509
Selling expenses	9,872,105	9,378,336
General and administrative expenses	7,849,589	8,086,500

Total costs and expenses	30,745,970	28,572,345

INCOME FROM OPERATIONS	3,740,465	3,736,241

INTEREST EXPENSE	231,931	199,967

INCOME BEFORE STATE INCOME TAXES	3,508,534	3,536,274

STATE INCOME TAXES	10,000	80,600

NET INCOME	3,498,534	3,455,674

RETAINED EARNINGS - Beginning of year	6,867,498	6,777,120

DISTRIBUTIONS	(2,163,464)	(2,591,442)

RETAINED EARNINGS - End of period	$8,202,568	$7,641,352

See notes to unaudited condensed combined financial statements.

PANTONE, INC. AND AFFILIATES

UNAUDITED CONDENSED COMBINED STATEMENTS OF CASH FLOWS

NINE MONTHS ENDED SEPTEMBER 30, 2007 AND 2006

	2007	2006
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$3,498,534	$3,455,674
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	511,096	549,294
(Gain) loss on disposal of fixed assets	1,143	(1,300)
Provision for doubtful accounts	—	58,223
(Increase) decrease in assets:
Accounts receivable	(1,265,669)	(2,159,093)
Royalties receivable	(115,315)	(191,728)
Inventories	(2,468,161)	(126,269)
Prepaid expenses and other current assets	(177,239)	(243,269)
Other assets	(11,897)	42,818
Increase (decrease) in liabilities:
Accounts payable	(310,035)	618,117
Accrued expenses	1,405,991	222,248
State income taxes payable	4,575	3,800

Net cash provided by operating activities	1,073,023	2,228,515

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(324,427)	(225,433)
Proceeds from sale of asset	—	3,000
Copyrights and trademarks	(49,785)	(28,465)

Net cash used in investing activities	(374,212)	(250,898)

CASH FLOWS FROM FINANCING ACTIVITIES:
Borrowings under revolving line of credit - net	1,235,000	855,000
Repayments under capital lease obligations	(80,476)	(164,527)
Cash distributions to stockholder	(2,163,464)	(2,591,442)

Net cash used in financing activities	(1,008,940)	(1,900,969)

NET INCREASE (DECREASE) IN CASH	(310,129)	76,648

CASH - Beginning of year	446,983	310,659

CASH - End of period	$136,854	$387,307

See notes to unaudited condensed combined financial statements.

PANTONE, INC. AND AFFILIATES

NOTES TO UNAUDITED CONDENSED COMBINED FINANCIAL STATEMENTS

NINE MONTHS ENDED SEPTEMBER 30, 2007 AND 2006

1.	BASIS OF PRESENTATION OF UNAUDITED CONDENSED COMBINED FINANCIAL STATEMENTS

The accompanying unaudited condensed combined financial statements include the accounts of Pantone, Inc. and affiliates. All intercompany transactions between the affiliated companies have been eliminated.

The accompanying unaudited condensed combined financial statements have been prepared in accordance with the rules and regulations of the Securities and Exchange Commission for interim financial information. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. Therefore, these interim financial statements should be read in conjunction with the audited combined financial statements and related notes to the financial statements of Pantone, Inc. and affiliates included elsewhere in this Form 8-K/A. In the opinion of management, all adjustments, consisting of normal and recurring adjustments, necessary to present fairly the combined financial position and combined results of operations for the interim periods have been presented herein. The combined results of operations for the interim periods presented are not necessarily indicative of the results to be expected for the full year.

2.	INVENTORIES

Inventories at September 30, 2007, net of $188,201 in reserves, consisted of the following:

Raw materials	$305,788
Work in process	7,465,121
Finished goods	2,929,503

$10,700,412

3.	OTHER ASSETS

Other assets at September 30, 2007 consisted of the following:

Copyrights and trademarks	$1,104,334
Less accumulated amortization	(740,962)
Security deposits	114,058

$477,430

Amortization expense on copyrights and trademarks for each of the next five years is as follows:

Years Ending December 31
Remaining 2007	$10,512
2008	49,392
2009	47,107
2010	45,275
2011	43,300

Amortization expense for the nine months ended September 30, 2007 was $41,729.

4.	EMPLOYEE BENEFIT PLANS

The Company has a Safe Harbor Profit Sharing Plan available to all nonunion employees. Employees may contribute to the plan up to 20% of their salary with a maximum of $15,500 in 2007. The Company makes a minimum contribution of 4% based on a percentage of each employee’s contribution, up to certain maximums, as defined in the “safe harbor” 401(k) plan. The plan also provides for lump-sum discretionary contributions.

The Company also makes contributions to a multiemployer defined contribution pension plan for employees covered by union agreements based on a percentage of salaries.

5.	COMMITMENTS

The Companies lease office and warehouse facilities under operating leases. The future minimum obligations under such leases in effect at September 30, 2007 consist of the following:

Years Ending December 31
Remaining 2007	$272,030
2008	861,510
2009	820,253
2010	767,821
2011	773,623

$3,495,237

Rental expense relating to operating leases amounted to $816,092 for the nine months ended September 30, 2007.

In February 2006, the Company and Product Lounge entered into a Settlement Agreement, whereby, among other things, the Company agreed to pay to Product Lounge a total of $400,000 through 2007 and certain royalties on certain products and under certain license agreements in the future. This settlement came as a result of a dispute regarding their respective rights, obligations and performance under and in connection with the Representation Agreement dated December 11, 2003. The parties further released legal claims against each other. The Company accrued the $400,000 settlement amount as of December 31, 2005.

6.	SUBSEQUENT EVENT

On October 24, 2007, all of the issued and outstanding capital stock of the Company was sold to X-Rite, Incorporated in a transaction valued at approximately $180 million.